EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment (the “Amendment”) to the Employment Agreement by and between Solectron Corporation (the “Company”) and Michael Cannon (“Executive”) dated January 6, 2003 (the “Employment Agreement”) is made effective as of April 6, 2005, by and between the Company and Executive. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the same meaning as in the Employment Agreement.

     WHEREAS, Executive and the Company entered into the Employment Agreement; and

     WHEREAS, Executive and the Company hereby desire to amend the Employment Agreement to provide for the acceleration of certain types of equity awards in the event of certain terminations of Executive’s employment following a Change of Control not currently addressed in the Employment Agreement and to address the payment of cash severance in light of recent additions to the Internal Revenue Code of 1986, as amended (the “Code”).

     NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this Amendment, the Company and Executive agree to amend the Employment Agreement as follows:

     1. Change of Control Severance. Section 10(a) shall be amended to read in its entirety as follows:

     “Termination Without Cause; Resignation for Good Reason. If within twelve (12) months following a Change of Control the Company terminates Executive’s employment for reasons other than “Cause” (as defined in Section 14) or Executive resigns for “Good Reason” (as defined in Section 14), then in addition to the benefits Executive may otherwise be entitled pursuant to Section 8, Executive will receive: (i) a lump sum payment equal to two (2) times his annual Base Salary and Target Bonus, both at the level in effect immediately prior to his termination date or (if greater) at the level in effect immediately prior to the Change of Control, (ii) Company-paid coverage for Executive and Executive’s eligible dependents under the Company’s “Benefit Plans” (as defined in Section 14) for thirty-six (36) months following such termination, (iii) immediate vesting of 100% of the shares subject to all outstanding options to purchase the Company’s Common Stock, (iv) two years following such termination or resignation in which to exercise any outstanding options to purchase the Company’s Common Stock, and (v) all outstanding shares of restricted stock, (excluding the Restricted Stock described in Section 4(e), which shall be treated in accordance with Section 8), with an issue price per share equal to the par value of the Company’s Common Stock will vest and be released from any Company repurchase or reacquisition right. In the event the Executive’s employment terminates by reason of death or “Disability” (as defined in Section 14) within twelve (12) months following a Change of Control, then he will only be entitled to receive the benefits described in clauses (ii) through (v) above.”

     2. Section 409A. Notwithstanding Sections 9 and 10 of the Employment Agreement, but subject to Section 11 of the Employment Agreement, Executive’s cash severance payment (other than Company-paid coverage under the Company’s Benefit Plans) will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination;

provided, however, that such cash severance payment will be paid earlier, subject to Sections 9, 10 and 11 of the Employment Agreement, if Internal Revenue Service guidance provides that the imposition of additional tax under Section 409 A of the Code will not apply if the payment is made earlier, as reasonably determined by the Company.

     3. Employment Agreement. To the extent not expressly amended hereby, the Employment Agreement shall remain in full force and effect.

     4. Entire Agreement. This Amendment, taken together with the Employment Agreement, represents the entire agreement of the parties and will supersede any and all previous contracts, arrangements or understandings between the parties with respect to subject matter herein. This Amendment may be amended at any time only by mutual written agreement of the parties hereto.

     5. Counterparts. This Amendment may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned. Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party will constitute a valid and binding execution and delivery of the Amendment by such party. Such facsimile copies will constitute enforceable original documents.

     6. Headings. All captions and section headings used in this Amendment are for convenient reference only and do not form a part of this Amendment.

     7. Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

     IN WITNESS WHEREOF, this amendment has been entered into as of the date first set forth above.

SOLECTRON CORPORATION

/s/ Kevin O’ Connor

Kevin O’ Connor

Title: Executive Vice President Human Resources

EXECUTIVE

/s/ Michael Cannon
Michael Cannon